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                                                                    Exhibit 23.3



                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement Form S-8 and to the incorporation by reference therein of our report dated March 14, 2001 relating to the consolidated financial statements and schedule of Occupational Health + Rehabilitation Inc, which appears in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                          /s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2001